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                    AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

                             DATED AS OF AUGUST 15, 1996

                        by and among

                              UNIVERSAL SELF CARE, INC.
                               DIABETES SELF CARE, INC.
                                   PCS, INC.- WEST
                          PHYSICIANS SUPPORT SERVICES, INC.

                            (collectively, the "Borrower")

                                         and


                             HEALTHPARTNERS FUNDING, L.P.

                                    (the "Lender")



                        November 4, 1996

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                    AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT


    THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made as of this 4th day of November, 1996, by and among UNIVERSAL SELF CARE, INC., a Delaware corporation, DIABETES SELF CARE, INC., a Virginia corporation, PCS, INC. - WEST, a Michigan corporation, and PHYSICIANS SUPPORT SERVICES, INC., a California corporation (collectively, the "Borrower") , and HEALTHPARTNERS FUNDING, L.P., a Delaware limited partnership ("Lender").

                                       RECITALS

    A. Pursuant to that certain Loan and Security Agreement dated as of August 15, 1996 by and between Borrower and Lender (the "Loan Agreement"), the parties have established certain financing arrangements that allow Borrower to borrow funds from Lender in accordance with the terms and conditions set forth in the Loan Agreement.

    B. The parties now desire to amend the Loan Agreement in accordance with the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower have agreed to the following amendments to the Loan Agreement. Capitalized terms defined in the Loan Agreement which are used herein shall have the same meanings set forth in the Loan Agreement unless otherwise specified herein.

    1. AMENDMENT TO LOAN AGREEMENT. Effective as of the date of this Amendment, and subject to the satisfaction of each of the conditions precedent set forth in Section 2 below, the Loan Agreement is hereby amended as follows:

    1.01. Section 1.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

    "SECTION 1.5. BASE RATE. "Base Rate" means a rate of interest equal to two and two-tenths percent (2.20%) above the "Prime Rate of Interest".

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    1.02.  Section 1.45 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

    "SECTION 1.45. RESERVE. "Reserve" means the sum of One Hundred Thousand and No/100 Dollars ($100,000.00), subject to reduction equal to the excess, if applicable, of (x) $100,000.00, over (y) the amount that is finally determined (whether by a court or administrative body or as a result of a binding settlement between Borrower and the California Department of Health Services) to be due and owing by Borrower with respect to the California Proceeding involving allegations of two-tier pricing in violation of Medi-Cal regulations, which final determination shall be demonstrated by court orders or other documentation reasonably satisfactory to Lender."

    1.03. Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"SECTION 2.1.  TERMS.

         (a) The maximum aggregate principal amount of credit extended by Lender to Borrower hereunder (the "Loan") that will be outstanding at any time shall be (x) Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00), LESS (y) the Reserve (the "Maximum Loan Amount").

    1.04. Consistent with the terms of Section 2.4(a) of the Loan Agreement and the $1,400,000.00 reduction of the Reserve pursuant to this Amendment, Borrower shall pay to Lender, simultaneously with the execution and delivery of this Amendment, an additional Commitment Fee for the supplemental financing to be provided pursuant to this Amendment in the amount of Ten Thousand Five Hundred and No/100 Dollars ($10,500.00).

    1.05. Section 2.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

    "SECTION 2.6. USE OF PROCEEDS. The proceeds of Lender's advances under the Loan shall be used solely for (i) repayment of outstanding indebtedness of Borrower to Daiwa Healthco-1, Inc., (ii) repayment of indebtedness of Borrower to Fred Kassner and ffiliates of Borrower (provided that Borrower covenants and agrees that, exclusive of payments made on scheduled payment dates for principal and/or interest under such indebtedness, such payments to Fred Kassner and the officers and Affiliates will not aggregate more than Five Hundred Thousand and No/100 Dollars ($500,000.00) from and after November 1, 1996 unless Borrower has obtained Lender's prior written consent, which consent may be

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withheld in Lender's sole discretion), (iii) the funding of the formation and development of Newco (as defined in Section 6.23), (iv) payments under or in respect of the California Proceedings, and (v) working capital and for other costs of Borrower arising in the ordinary course of Borrower's business."

    1.06. Section 6.22 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "SECTION 6.22.     RETENTION OF KEY OFFICERS. Absent death or  disability,
Brian D. Bookmeier and Edward T. Buchholz shall serve without interruption as President and Chief Executive Officer, and Vice President, respectively, of Universal Self Care, Inc."

    1.07. A new Section 6.23 of the Loan Agreement is hereby added to read as follows:

    SECTION 6.23. FORMATION OF NEW OPERATING ENTITY. On or prior to November 30, 1996, Universal Self Care, Inc. ("Universal") will form or designate a wholly-owned subsidiary ("Newco") that will be entirely responsible for Borrower's existing and future business operated under managed care contracts (including, without limitation, the agreements with Black & Decker and Motorola), and whose business activities will initially be limited to such matters. In connection with the formation and commencement of Newco's operations, Lender or one of its Affiliates selected by Lender shall be granted a warrant to acquire five percent (5%) of the outstanding common stock of Newco for nominal consideration (the "Newco Warrant"). The Newco Warrant will be issued no later than November 30, 1996, and will (i) contain customary anti-dilution provisions in respect of stock dividends, additional share issuance at less than fair market value, stock splits, combinations of shares, recaptalizations and other such events, (ii) provide for piggyback registration rights in favor of the holder subject to customary "cutback" provisions, and
(iii) provide for the right, commencing six months after the date of issuance of the Newco Warrant, to sell to Newco or Universal the stock subject to the Newco Warrant based on an appraised value of Newco determined by a Big 6 accounting firm or other appraiser selected by Lender in its reasonable discretion and reasonably acceptable to Universal and Newco (and the costs of whom shall be shared by Lender and Borrower). Certain key officers of Newco will also be granted warrants to acquire Newco's common stock. Upon its formation or designation, Newco will execute an amendment to the

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Loan Agreement and such other documents deemed appropriate by Lender to add
Newco as an additional Borrower for all purposes of the Loan Agreement and the other Loan Documents, with the amendment to provide that Newco's books and records will be audited separately by an accounting firm that is reasonably acceptable to Lender.

    1.08. A new Section 6.24 of the Loan Agreement is hereby added to read as follows:

    SECTION 6.24. ISSUANCE OF WARRANT BY UNIVERSAL. In partial consideration for the supplemental $1.4 million financing to be provided by Lender pursuant to this Amendment, Universal will issue to Lender, no later than November 30, 1996, a warrant to acquire Three Hundred Seventy-Five Thousand (375,000) shares of Universal's common stock, at an exercise price per share equal to the lowest closing bid price for such common stock during the 30-day period immediately preceding the issuance of such warrant. The warrant to be issued by Universal shall contain customary terms that are no less favorable to Lender than the terms of the existing private warrants previously issued by Universal.

    1.09. A new Section 6.25 of the Loan Agreement is hereby added to read as follows:

    SECTION 6.25.  RE-COMPOSITION OF BOARD OF DIRECTORS.
 No later than January 31, 1997, Robert M. Rubin and Damon Testaverde shall have resigned or otherwise been replaced as directors of Universal, and following such date neither such individual shall serve on the board of directors of any entity comprising Borrower, including, without limitation, Newco.
    2. CONDITIONS TO EFFECTIVENESS. The obligation of Lender to enter into and perform this Amendment is subject to the following conditions precedent:

         (a) Lender shall have received two (2) originals of this Amendment.

         (b) Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of the Loan Documents.

         (c) There shall not be continuing any Event of Default or any event which, with the giving of notice or the lapse of time, or both, could constitute such an Event of Default.

         (e) Lender shall have received copies of all corporate action taken by Borrower to authorize the execution, delivery and performance of this Amendment, as well as the names and

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signatures of the officers of Borrower authorized to execute documents on its behalf in connection herewith, all as also certified as of the date hereof by Borrower's Secretary, and such other papers as Lender may require.

    3. REPRESENTATIONS AND WARRANTIES OF BORROWER. The Borrower represents and warrants as follows:

         (a) This Amendment constitutes the legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally, and by general limitations on the availability of equitable remedies.

         (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

    4.   REFERENCE TO THE EFFECT ON THE LOAN AGREEMENT.

    (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

    (b) Except as specifically amended above, the Loan Agreement, and all other Loan Documents, shall remain in full force and effect, and are hereby ratified and confirmed.

    (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments and agreements executed or delivered in connection therewith.

    5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland.

    6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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    7.   COUNTERPARTS.  This Amendment may be executed in counterparts, and all counterparts taken together shall be deemed to constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have caused this AMENDMENT NO. 1 TO
LOAN AND SECURITY AGREEMENT to be executed as of the date first written above.

ATTEST:                      HEALTHPARTNERS FUNDING, L.P.
(Seal)
                             By:  HealthCare Financial
                                  Partners, Inc.

By:________________________  By:__________________________
   Name:                        Name:
   Title:                       Title:


ATTEST:                      UNIVERSAL SELF CARE, INC.,
(Seal)                             a Delaware corporation


By:________________________  By:________________________________
Name:                           Name:
Title:                          Title:


ATTEST:                      DIABETES SELF CARE, INC.
(Seal)                             a Virginia corporation


By:________________________  By:________________________________
Name:                           Name:
Title:                          Title:


ATTEST:                      PCS, INC.-WEST,
(Seal)                             a Michigan corporation


By:________________________  By:________________________________
Name:                           Name:
Title:                          Title:

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ATTEST:                      PHYSICIANS SUPPORT SERVICES, INC.
(Seal)                             a California corporation


By:________________________  By:________________________________
Name:                           Name:
Title:                          Title:

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